MEMORANDUM OF UNDERSTANDING

      This confidential Memorandum of Understanding ("MOU") is entered into on this day of March, 2006 by and between Sundial Resources, Inc. ("Sundial"), HC 60, Box 331, Graham, Texas 76450, Ty McDermett and Andrew McDermett, Jr. ("McDermetts") and Universal Property Development and Acquisition Corporation ("UPDA"), 14255 US Highway 1, Suite 209, Juno Beach, FL 33408.

                                    RECITALS

      WHEREAS, Sundial is actively engaged directly and/or through associates in the Energy related Project Business Development and the ownership, management, engineering, procurement, construction, installation, operation, and plant and facility maintenance of oil and gas wells and facilities. Key to the success of Sundial and its associates is their capability, experience, qualifications, technologies, market and industry relationships, key industry strategic alliance partners and their abilities to identify attractive business and project development opportunities with great upside potential which are in need of funding.

      WHEREAS, UPDA is a public company engaged in the project funding and business development, with the ability to fund business development through formation of joint ventures or strategic alliances for its own account as well as serving independent clients.

      NOW, THEREFORE, Sundial, McDermetts and UPDA are desirous to enter into this MOU in joining forces as strategic alliance partners through the establishment of a "C" corporation. The new corporation will be incorporated in the State of Nevada whereas UPDA will own Seventy Five percent (75%) and McDermetts will own Twenty five percent (25%) of the interest in the said new corporation. In consideration of these respective interests, Sundial shall assign to the new corporation all of its right, title and interest in and to those certain leases known as Threasher, Medlin, Nantz, Wiechman and the wells, personal property and equipment located thereon and UPDA shall pay to Sundial the sum of One Hundred Thousand Dollars ($100,000.00). All parties acknowledge that their ownership interests shall be fully dilutible on a pari passu basis, with percentage ownership remaining the same subject to dilution. All parties specifically acknowledge the receipt and sufficiency of the consideration set forth herein.

                                   AGREEMENTS

      The parties agree that the foundation of this MOU and the impending new corporation is based on the following principles:

      A. The purpose of a new corporation enables the Parties together to explore the business development and funding opportunities in various endeavors with each party retaining its own separate identity, operation, ownership, organization, and relationships.

      B. The new corporation shall not preclude any party from separately pursuing other business opportunities, joint ventures, and strategic alliances with other parties so long as the confidentiality obligations undertaken hereunder are not breached.

      C. The Parties agree that the formation, identity, organizational structure, and by-laws of the said new corporation shall be decided on a separate accord by and between the Parties. However, the parties have agreed to form a new corporation domiciled in the State of Nevada.

      D. Each party has the right to assign its respective stock in the new corporation to other entities that the party owns or controls. Any reassignment or sale of the new corporation stock to an entity that the said party does not own or control must be approved by unanimous consent of all stockholders of the new corporation and the existing shareholders must be given a right of first refusal to purchase the respective share of the selling partner and such transfer of title and or ownership will not diminish in any way the privileges or rights of any party to this Agreement.

      E. The parties desire to exchange certain proprietary or confidential information for the purpose of exploring potential business development and funding opportunities, which shall be held in strict confidence and not shared with third parties, unless written permission is granted by the granting/giving party.

      F. The parties are willing to provide such information for such purpose in accordance with the terms hereof.

      G. Upon execution of this MOU and pursuant to its terms, UPDA shall establish on behalf of the parties a new corporation domiciled in the state of Nevada.

      H. UPDA shall provide the sum of Four Hundred Thousand Dollars ($400,000.00) to the new corporation which sum shall represent the total consideration due for UPDA's above-referenced interest in the new corporation and the amount estimated by Sundial to be necessary for the completion of the work contemplated by this MOU, such sums including but not limited to the purchase and/or lease and installation of all necessary equipment, site work, well workover, retention of a Certified Petroleum Landman, all general and administrative and travel and any and all other expenses until such time as said work has been completed.

      I. Any additional funds necessary for the completion of said work shall be contributed by the parties in conformance with their respective interests in the new corporation as set forth above. Should either party be either unable or unwilling to make such additional contributions then the other party may, in its sole discretion, make such additional contributions in which event, the party electing to make such additional contribution shall receive an increased interest in the new corporation in conformance therewith.

      J. The parties agree that all funds provided by UPDA shall be reimbursed to UPDA from the first net revenues generated from the target area. Net revenues shall equal gross revenues less royalties, utilities, management fees and other necessary costs associated with the day-to-day operation of the business. All expenditures in excess of five thousand dollars must be approved by UPDA and all payments of any amount shall be issued by UPDA's accountants.

      K. After completion of the work contemplated by this MOU, Sundial shall act as manager and operator of the wells and/or leases. A Management/Operating Agreement shall be negotiated and executed by and between the new corporation and Sundial providing that, as on site managers, Sundial shall receive an ongoing management fee of Five percent (5%) of gross revenues, less royalties and utilities, for the operation of the wells after they are brought on line. It is further agreed that the new corporation shall employ UPDA's accountants for all bookkeeping/financial record-keeping and that UPDA shall be entitled to audit the books and records of the new corporation at its reasonable convenience or as required by statute or regulation or as requested by UPDA's accountants. All specific terms and conditions consistent herewith will be set forth in the operating agreement and/or other appropriate contracts. Upon execution of this MOU, Sundial shall submit a proposed Operating Agreement for review by the parties.

      L. The parties hereby agree a three (3) member board will be appointed to oversee the new corporation. Two (2) directors will be chosen by UPDA, and one
(1) will be chosen by Sundial.

                            CONFIDENTIAL INFORMATION

1. "Confidential Information" shall mean all confidential or proprietary written, recorded, electronic or oral information or data (including without limitation research, developmental, engineering manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know-how, and computer programming and other software and software techniques) provided (whether such confidentiality or proprietary status is indicated orally, or whether or not the specific words "confidential" or "proprietary" are used) to a Party(s) (the "Receiving Party(s)") by the other Party (the "Disclosing Party(s)") in the course of the exchange of such information or data between the Parties. The Confidential Information shall also without limitation include specific business transaction opportunity specific funding, credit enhancement, contacts, buyers, sellers, investors, and or joint venture partners ("Sources").

      A. "Party" shall include any of the Party's subsidiaries or affiliates.

      B. "Person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other identity or individual.

      C.  "Representatives"  shall  mean,  as  to  any  Person,  its  directors,
officers,  employees,  agents  and  advisors  (including,   without  limitation,
financial advisors, attorneys and accountants).

2. Confidentiality and Non-Use. In any consideration of each Party's providing Confidential Information, the Parties agree as follows:

      A. The Receiving Party(s) shall hold confidential and not disclose to any Person without prior written consent of the Disclosing Party(s), all Confidential Information and any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Confidential Information has been made available to the Receiving Party(s) or its Representatives; provided, however that the Receiving Party(s) may disclose such Confidential Information to its Representatives who are actively and directly participating in its evaluation of the Proposed transaction or otherwise need to know the Confidential Information for the purpose of evaluating the Proposed Transactions;

      B. The Receiving Party(s) shall cause all its Representatives to observe the terms of this MOU and shall be responsible for any breach of the terms of this MOU by it or its Representatives; and

      C. The Receiving Party(s) shall return or destroy all Confidential Information (including all copies thereof) within 30 days of receipt of a written request therefore by the Disclosing Party(s).

3. In addition to the forgoing, each of the Receiving Party(s) will not use the Confidential Information for any purpose other than in connection with the Proposed Transaction between the Parties.

4. Exceptions to the Confidentiality and Non-Use Obligations. The obligations imposed by Section 2 hereof shall not apply, or shall cease to apply, to any Confidential Information if or when, but only to the extent that, such Confidential Information:

      A. Was known to the Receiving Party(s) prior to the receipt of the Confidential Information hereunder; or

      B.  Was,  or  becomes,   through  no  breach  of  the  Receiving  Party(s)
obligations hereunder, known to the public; or

      C. Becomes known to the Receiving Party(s) from sources other than the Disclosing Party(s) under circumstances not involving any breach of any confidentiality obligation; or

      D. Is independently developed by the Receiving Party(s), as evidenced by the written records thereof.

      It shall not be a breach of the confidentiality obligations hereof for a Receiving Party(s) to disclose Confidential Information where, but only to the extent that, such disclosure is required by law or applicable legal process, and/or the course of conduct of ordinary business of the new corporation for the mutual benefits on a need to know basis.

                            MISCELLANEOUS PROVISIONS

1. No Representations and Warranties. The Parties hereby make no representations or warranties, express or implied, of any kind to the other Party with respect to the Confidential Information, including without limitation with the respect to the accuracy or completeness thereof. Notwithstanding the foregoing the Parties hereby warrant that their representations made herein and within the related materials and their execution of the within is made in good faith.

2. Termination; Duration of Obligations. Unless sooner terminated by mutual written agreement of the Parties hereto or by integration into a definitive joint venture agreement and creation of the new corporation contemplated hereby, this MOU and the obligations hereunder shall terminate five years from the date hereof. Notwithstanding anything to the contrary, in the event that UPDA is unable to provide the funds as outlined in the paragraph G above, then this MOU shall terminate, releasing the Parties from any and all conditions outlined herein, unless extended in writing by the Parties.

3. Waivers; Amendments; Assignment; Counterparts. This MOU may not be modified, amended or waived except by a written instrument duly executed by all Parties. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This MOU may not be assigned without the prior written consent of the others and the MOU shall be binding on, and inure to the benefit of, the respective successors of the Parties hereto. This MOU may be signed in two or more counterpart originals, each of which shall constitute an original document.

4. Governing Law; Disputes. This MOU is made subject to and shall be construed under the laws of the State of Nevada, without giving effect to its principles or rules regarding conflict laws.

5. Remedies. Without prejudice to the rights and remedies otherwise available to the Parties, each Party shall be entitled to equitable relief by way of injunction or otherwise if the Receiving Party(s) or any of its Representatives breach or threaten to breach any of the provisions of this MOU and the Receiving Party(s) shall not plead in defense thereto that there would be an adequate remedy at law.

6. Entire MOU. This MOU together with all aforementioned Attachments and Exhibits represents the entire Agreement between the Parties and supersedes all prior communications, agreements and discussions by and between the Parties; this MOU is the understanding between the Parties relating to the subject matter hereof.

            IN WITNESS WHEREOF, each of the Parties has caused this MOU to be executed by their respective, fully authorized representatives as of the date first written above.

Universal Property Development and Acquisition Corporation


By:
    --------------------------------------
     Kamal Abdallah, CEO, COO


Sundial Resources, Inc.


By:
    --------------------------------------
     David Barrett, its
                        ------------------